UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8430 Spires Way Frederick, Maryland 21701
(Address of principal executive offices) (Zip Code)

(800) 525-1698
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Executive Officers

On June 6, 2024, the Board of Directors (the “Board”) of Tomi Environmental Solutions, Inc. (the “Company”) approved the modification of the compensation arrangements of certain officers for the purpose of implementing cost-saving measures to reduce cash requirements and achieve profitability objectives. As such, the current cash arrangements of Dr. Halden Shane, Ms. Elissa J. Shane, and Mr. Joseph Frank Rzepka Jr. have been modified as follows:

•	The salaries of each of Dr. Shane and Ms. Shane are reduced by 30% for the period between June 1, 2024 and December 31, 2024; and

•	The annual base salary of Mr. Rzepka is reduced by 10%, from $185,000 to $166,500.

On June 6, 2024, the Board issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
99.1	Press Release date June 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: June 6, 2024	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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